Exhibit 23(b)(iii)
                                        under Form N-1A

                                                    Exhibit 3(b) under
                                       Item 601/Reg. S-K

                      MONEY MARKET MANAGEMENT, INC.

                              AMENDMENT #3
                             TO THE BY-LAWS

                        (EFFECTIVE MAY 12, 1998)

Strike Section 3 - Place of Meetings from Article I - Meeting of Shareholder and replace it with the following:

        Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at such place within or without the State of Maryland as may be fixed by the Board of Directors.